                               SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                               Trans World Gaming Corp.
       ------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

       ------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5)  Total fee paid:

     -------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     -------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3)  Filing Party:

     -------------------------------------------------------------------------
     (4)  Date Filed:

     -------------------------------------------------------------------------

                               TRANS WORLD GAMING CORP.
                              ONE PENN PLAZA, SUITE 1503
                            NEW YORK, NEW YORK  10119-0002

                                                           April 20, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Trans World Gaming Corp. (the "Company"). The meeting will be held at the Company's principal offices located at One Penn Plaza, Suite 1503, New York, New York 10119-0002, on Tuesday, May 26, 1998, at 2:00 p.m., Eastern Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

     The Board of Directors of Trans World Gaming Corp. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH MATTER TO BE CONSIDERED.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. I urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of, and interest in, Trans World Gaming Corp. is appreciated.

                                       Sincerely,



                                       Andrew Tottenham
                                       President and Chief Executive Officer

                            TRANS WORLD GAMING CORP.
                           ONE PENN PLAZA, SUITE 1503
                         NEW YORK, NEW YORK 10119-0002
                                 (212) 563-3355

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 26, 1998

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Trans World Gaming Corp., a Nevada corporation (the "Company"), will be held at 2:00 p.m., New York City time, on Tuesday, May 26, 1998, at the Company's principal offices located at One Penn Plaza, Suite 1503, New York, New York, for the following purposes as described in more detail in the accompanying Proxy Statement:

     1. To elect six (6) directors to hold office for a one year term until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     2. To consider and approve the adoption of the Company's 1998 Stock Option Plan;

     3. If necessary, to adjourn the Annual Meeting to solicit additional proxies; and,

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other matters which could come before the Annual Meeting.

     The Board of Directors has fixed April 9, 1998 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Dominick J. Valenzano
                                       Dominick J. Valenzano
                                       Chief Financial Officer & Treasurer

Dated:  April 20, 1998
New York, New York

-------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU
PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS
MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
-------------------------------------------------------------------------------
                            TRANS WORLD GAMING CORP.
                           ONE PENN PLAZA, SUITE 1503

                         NEW YORK, NEW YORK 10119-0002

                               ------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 26, 1998

                               ------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to holders of the common stock, $.001 par value per share (the "Common Stock"), of Trans World Gaming Corp. (the "Company"), a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's Annual Meeting of Shareholders to be held at 2:00 p.m., New York City time, on Tuesday, May 26, 1998, and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company's principal offices located at One Penn Plaza, Suite 1503, New York, New York, for the purposes set forth in the Notice of Annual Meeting of Shareholders and as described in detail herein. The Company expects that this Proxy Statement, the proxy card and the Notice of Annual Meeting of Shareholders will first be mailed to shareholders on or about April 20, 1998.

     A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegram or personal conversation. The Company may reimburse brokerage firms and other fiduciaries, custodians and nominees for expenses in forwarding proxy material to the beneficial owners of Common Stock.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained on the proxy card. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH PROXY RECEIVED WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN, FOR APPROVAL OF THE 1998 STOCK OPTION PLAN, FOR ADJOURNMENT, IF NECESSARY, AND IN THE DISCRETION OF THE PROXY HOLDER AS TO THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. ANY SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE PRECEDING SENTENCE.

     ANY SHAREHOLDER GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING BY: (i) FILING WITH THE SECRETARY OF THE COMPANY WRITTEN NOTICE THEREOF

(TRANS WORLD GAMING CORP., ONE PENN PLAZA, SUITE 1503, NEW YORK, NEW YORK 10119-0002); (ii) SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE; OR
(iii) APPEARING AT THE ANNUAL MEETING AND GIVING THE SECRETARY NOTICE OF HIS OR HER INTENTION TO VOTE IN PERSON. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                VOTING OF SHARES

     Only holders of record of the Common Stock at the close of business on April 9, 1998 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, the Company had 3,044,286 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting, and had no other class of equity securities outstanding. Holders of shares of Common Stock are not permitted to cumulate their votes for the election of directors.

     The holders of a majority of the shares issued and outstanding on the records of the Company on the Voting Record Date and entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. The withdrawal of any shareholder after the Annual Meeting has commenced shall have no effect on the existence of a quorum, after a quorum already has been established. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the proxy card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a proxy card returned not marked by a broker because voting instructions have not been received and the broker has no discretionary authority to vote).

     The election of a nominee for director requires approval of such nominee by a plurality of the votes cast which are present and entitled to vote in person or by proxy, and the affirmative vote of the holders of a majority of the total votes represented at the Annual Meeting, in person or by proxy, is required for the approval of the proposal to approve the 1998 Stock Option Plan. A majority of the votes cast which are represented at the Annual Meeting, in person or by proxy, is required for the approval of the proposal to adjourn the Annual Meeting, if such action is required to be voted on. Shares represented by a proxy card voted as abstaining on any of the proposals, other than the election of directors, will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Under the rules of the New York Stock Exchange, the proposals for the election of directors and to adjourn the Annual Meeting if required, are considered to be a "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes." The proposal to approve the 1998 Stock Option Plan is considered "non-discretionary." Accordingly, a brokerage firm may not vote upon this matter without instructions from beneficial owners and for which there may be broker non-votes. A broker non-vote will have the same effect as a vote against the proposal to approve the 1998 Stock Option Plan.

                          PROPOSAL FOR ELECTION OF DIRECTORS

NOMINATION

     The Bylaws of the Company provide that the Board of Directors of the Company (the "Board") shall consist of not less than three nor more than nine members. At the present time, the Board consists of four members and one vacancy. Based on the agreement described below, the Board has created a new vacancy to be filled as discussed herein. The Board has nominated the six individuals named below to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors have been elected and qualified. All of the nominees, including Julio E. Heurtematte, Jr. and Malcolm M. B. Sterrett, are members of the current Board of Directors. Messrs. Heurtematte and Sterrett were elected to the Board as of April 10, 1998, in accordance with the Bylaws of the Company and pursuant to the agreement described in the paragraph below. Except as noted below, there are no arrangements or understandings between the persons named as nominees for director at the Annual Meeting and any other person pursuant to which such nominee was selected as a nominee for election as a director at the Annual Meeting, and except with respect to the relationship of Mr. Kohlenberg and Mr. Tottenham, described below, no director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, except as set forth below.

     On March 31, 1998, the Company renegotiated the terms and conditions of the $4.8 million 12% Secured Convertible Senior Bonds due June 1999 (the "Senior Bonds") in conjunction with the financing of the acquisition of certain operating companies in the Czech Republic, all of which were consummated on March 31, 1998. The revised terms and conditions of said indebtedness are set forth in the First Amended Indenture by and among the Company, Trans World Gaming of Louisiana, Inc., the Company's wholly owned subsidiary, and U.S. Trust Company of Texas, N.A., acting as the indenture trustee, dated as of March 31, 1998 (the "First Amended Indenture"). Section
11.11 of the First Amended Indenture states: "Subject to the laws of the State of Nevada and the Articles of Incorporation and Bylaws of TWG (the Company) (which TWG shall use its best efforts to amend to comply with this section), the Holder or Holders of 50 percent of the Outstanding Securities shall have the right to name, at any time, and from time to time, two of seven members of the Board of Directors of TWG until such time as the Securities are paid in full or fully defeased pursuant to Article 10. Such named persons shall, upon director by the required Holder(s), be place upon the Board of Directors and, TWG, at such time as such Board seat of such appointee is subject to a shareholder vote, shall support and nominate such named individuals for election to the Board. Such right to name such two directors shall include, upon a one day written notice, the right to remove and replace either or both such named directors. During such time period as this right exists, TWG will not permit its Board of Directors to exceed a total of seven (7) directors." Messrs. Heurtematte and Sterrett are nominees of the holders of the said Senior Bonds. The service by Messrs. Heurtematte and Sterrett on the Board of Directors is subject to the approval of their applications by the Louisiana Gaming Control Board.

     The election of each nominee requires the affirmative vote of a plurality of the shares of the Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

     The following table presents information concerning each nominee for director and reflects his name, age, position with the Company and his tenure as a director of the Company.

                  NOMINEES FOR A ONE YEAR TERM EXPIRING 1999


                                                                             DIRECTOR
NAME                   AGE                     TITLE                           SINCE
---------------------  ---  -----------------------------------------------  --------
Stanley Kohlenberg      65  Chairman, Director, Consultant                     1994
Andrew Tottenham        40  Chief Executive Officer, President and Director    1996
Dominick J. Valenzano   49  Chief Financial Officer, Treasurer and Director    1994
Richard R. Taft         41  Director                                           1996
Julio Heurtematte, Jr.  52  Director                                           1998
Malcolm M. B. Sterrett  55  Director                                           1998


                  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
          VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

     STANLEY KOHLENBERG is a consultant to the Company and has acted in such capacity since January 1, 1997. Mr. Kohlenberg is also the Chairman of the Company's Board of Directors and has served in such position since March 6, 1996. Mr. Kohlenberg was the Chief Executive Officer and President of the Company from March 6, 1996 through December 31, 1996. He has been a director of the Company since September 1994. He has been a Managing Director of Tottenham & Co., an international gaming industry consulting company, since January 1991. Mr. Kohlenberg was the acting Chief Financial Officer for the start-up and opening of the Teller House Casino in Central City, Colorado in 1991. Prior to January 1991, Mr. Kohlenberg held senior executive positions in the cosmetics industry as Chief Executive Officer of Alfin Inc. (1989-1991), President of Sanofi Beauty, Inc. (1984-1989), President of CFT Marketing (1980-1984), which was acquired by Sanofi Beauty in 1984, President of Calvin Klein Cosmetics (1977-1980), and Executive Vice President of Revlon, Inc. (1974-1977). Mr. Kohlenberg is the father-in-law of Mr. Tottenham, the President and Chief Executive Officer of the Company.

     ANDREW TOTTENHAM has served as consultant to the Company from July 1996 through December 31, 1996, as President and Chief Executive Officer of the Company since January 1, 1997, and as a director of the Company since May 8, 1996. Mr. Tottenham has been president of Tottenham & Co., an international gaming consulting company headquartered in London, England, since 1988. In October 1994, a company owned by Mr. Tottenham, Tottenham Associates (UK) Limited ("Associates") was forced to file a voluntary petition in bankruptcy in the United Kingdom when a large client refused to pay for equipment purchased by Associates. Tottenham & Co. was acquired by the Company on January 1, 1997. Mr. Tottenham is the son-in-law of Mr. Kohlenberg, the Chairman of the Company's Board of Directors.

     DOMINICK J. VALENZANO has served as a consultant to the Company since May 1994 and as the Treasurer, Chief Financial Officer and a director of the Company since September 1994. From September 1992 until May 1994, Mr. Valenzano was a mortgage banking representative for Jennings Mortgage Co., a mortgage banker, Bayonne, New Jersey. From 1974 to August 1992, Mr. Valenzano was employed by Control Data Corporation, holding various positions, including that of Vice President of Finance in the lottery, racetrack and ticket reservation division.

     RICHARD R. TAFT has served as a director of the Company since July 10, 1996. Mr. Taft is President of Perry/AHDC, Inc., a housing development company, located in Colorado. Prior to his position at Perry, Mr. Taft was a self employed architect and real estate developer from October 1994 to June 1997 and President of DeDecon, Inc., a real estate development company from June 1986 to September 1994. Mr. Taft filed a voluntary petition under Chapter 7 of the U.S. Bankruptcy Code on December 4, 1997 with respect to his personal affairs.

     JULIO HEURTEMATTE, JR. Mr. Heurtematte currently is a private consultant, specializing in international projects, trade and investments and has acted in such capacity since 1989. From 1963 to 1989, Mr. Heurtematte served with the Inter-American Development Bank in several capacities, most recently as its Deputy Manager for Project Analysis.

     MALCOLM M. B. STERRETT. Mr. Sterrett is a private investor. From 1989 to 1993, he was a partner at the law firm of Pepper Hamilton & Scheetz, Washington, D.C. From 1988 to 1989, he served as General Counsel to the U.S. Department of Health and Human Services and from 1982 to 1988 he was a Commissioner on the U.S. Interstate Commercial Commission. Prior thereto, he was Vice President and General Counsel to the United States Railway Association and served as Staff Director and Counsel to the U.S. Senate Committee on Commerce, Science and Transportation.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The business and affairs of the Company are managed by the Company's Board of Directors. Meetings of the Board are held quarterly and on an as-needed basis. A majority of the Board's activity in 1997 was accomplished by unanimous written consent. The Board has established a number of Committees, described below, which meet on an as-required basis during the year. The Board held eight meetings during the Company's fiscal year ended December 31, 1997. All of the directors of the Company attended 75% or more of the aggregate number of meetings of the Board and the aggregate number of meetings of committees of the Board during the year ended December 31, 1997.

     The Board of Directors has established the following committees:

     AUDIT COMMITTEE. The Audit Committee reviews and approves internal accounting controls, internal audit operations and activities, the Company's annual report and audited financial statements, the selection of the Company's independent auditors, the activities and recommendations of the Company's independent auditors, material changes in the Company's accounting procedures, the Company's policies regarding conflicts of interest and such other matters as may be delegated by the Board. The Audit Committee, composed of Messrs. Kohlenberg and Taft, both non-employee directors, met twice in 1997.

     EXECUTIVE COMMITTEE. The Executive Committee recommends a list of potential director nominees to the Board of the Company, develops guidelines for corporate structuring and Board-related issues and acts as an oversight committee. Although the Executive Committee will consider nominees recommended by the Company's shareholders, it has neither actively solicited nominations nor established any procedures for this purpose. The Executive Committee, composed of Messrs. Valenzano and Tottenham, met six times during 1997.

     COMPENSATION COMMITTEE. The Compensation Committee sets the compensation for executive officers of the Company and sets the terms of grants of awards under the Company's 1993 Incentive Stock Option Plan (the "1993 Plan") and any other equity-based compensation plans adopted by the Company. The Compensation Committee, composed of Messrs. Taft and Kohlenberg, met twice during 1997.

DIRECTORS' COMPENSATION

     Directors receive no cash fees for their service, but all members of the Board are reimbursed for out-of-pocket expenses in connection with attending Board meetings. In 1997, the Board of Directors, with shareholder approval, amended the 1993 Plan to provide each non-employee director with an automatic grant of a non-qualified option to purchase 1,000 shares of Common Stock on the date following each fiscal quarter in which the director serves. Each such option (i) has a ten-year term, (ii) has an exercise price per share equal to 100% of the fair market value of one share of Common Stock on the date of grant, and (iii) becomes fully exercisable on the date of grant.

                     PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                            OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 1, 1998, unless otherwise noted,
(a) by each shareholder who is known by the Company to own beneficially more than 5.0% of the outstanding Common Stock, (b) by each director, (c) by each director nominee, (d) by each executive officer named in the Summary Compensation Table below, and (e) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated subject to community property laws where applicable. The business address for each director and officer of the Company is One Penn Plaza, Suite 1503, New York, New York 10119.


                                 NUMBER OF SHARES OF
   NAME OF                           COMMON STOCK          PERCENTAGE
BENEFICIAL OWNER                BENEFICIALLY OWNED (1)    OWNERSHIP (1)
----------------------------    ----------------------    -------------
Value Partners, Ltd.                6,260,257(2)              67.28%
Anasazi Partners Limited
  Partnership                         866,667(3)              22.16
New Generation Limited
  Partnership                         433,333(4)              12.46
Banco Santander Trust &
  Banking Corporation
  (Bahamas) Ltd.                      416,909(5)              12.05
Credit Suisse First Boston
  Management Corporation            2,084,545(6)              40.64
Fort Pitt Fund III, L.P.              312,682(7)               9.31
Morgan Stanley & Co.
  Incorporated                        416,909(8)              12.05
Fundamental Investors, L.P.           173,333(9)               5.39
C.P. Baker & Co., Ltd.              2,051,912(10)             40.26
Libra Investments, Inc.               354,374(11)             10.43
Stanley Kohlenberg                    239,000(12)              7.59
Andrew Tottenham                      852,000(13)             25.09
Dominick J. Valenzano                 170,000(14)              5.37
Richard R. Taft                         6,000(15)                 *
Julio Heurtematte                           -                     -
Malcolm M.B. Sterrett                       -                     -
All directors and executive
  officers as a group (6 persons)   1,267,000(16)             34.94


---------------------------

*Less than 1%.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Voting Record Date upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of the Voting Record Date have been exercised. Included are shares of Common Stock issuable upon the exercise of options or warrants to purchase the Company's Common Stock.

(2) Value Partners, Ltd. is a Texas limited partnership, whose business address is 2200 Ross Avenue, Suite 4660 West, Dallas, Texas 75201. Includes warrants to purchase 600,000 shares of Common Stock at an exercise price of $1.00, expiring December
     31, 2005; 2,000,000 shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005; 3,335,272 shares of Common Stock at an exercise price of $.01 per share, expiring March 31, 2008; 220,760 shares of Common Stock at an exercise price of $.50 per share, expiring December 31, 1999; and 104,225 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008.

(3) Anasazi Partners, Ltd. is a Massachusetts limited partnership whose business address is 120 Boylston Street, Suite 800, Boston, Massachusetts 02116. Includes warrants to purchase 200,000 shares of Common Stock at an exercise price of $1.00 per share, expiring December 31, 2005; and 666,667 shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005.

(4) New Generation, Ltd. is a Massachusetts limited partnership whose business address is 225 Friend Street, Suite 801, Boston, Massachusetts 02114. Includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share, expiring December 31, 2005; and 333,333 shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005.

(5) The business address for Banco Santander Trust & Banking Corporation (Bahamas) Ltd. is 45 East 53rd Street, 9th Floor, New York, New York 10022. Includes warrants to purchase 416,909 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008.

(6) The business address for Credit Suisse First Boston Corporation is 11 Madison Avenue, 4th Floor, New York, New York 10010. Includes warrants to purchase 2,084,545 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008.

(7) The business address for Fort Pitt Fund III, L.P. is P.O. Box 974, Uniontown, Pennsylvania 15401. Includes warrants to purchase 312,682 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008.

(8) The business address for Morgan Stanley & Co. Incorporated is 1585 Broadway, New York, New York 10036. Includes warrants to purchase 416,909 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008.

(9) The business address for Fundamental Investors, L.P. is 53 Main Street, Concord, Massachusetts 01742. Includes warrants to purchase 40,000 shares of Common Stock at and exercise price of $1.00 per share expiring December 31, 2005 and 133,333 shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005.

(10) Represents warrants to purchase 2,051,912 shares of Common Stock at an exercise price of $.01 per share, expiring June 30, 2002 and held by C.P. Baker & Co., Ltd. and certain of its affiliates. The business address for C.P. Baker & Co., Ltd. is 120 Boylston Street, Suite 800, Boston, Massachusetts 02116.

(11) Represents warrants to purchase 354,374 shares of Common Stock at an exercise price of $.01 per share, expiring March 31, 2008 and held by Libra Investments, Inc. ("Libra"), the placement agent for the Company's $17.0 million Senior Secured Notes due March 31, 2008, and certain affiliates of Libra. The business address for Libra is 11766 Wilshire Boulevard, Suite 870, Los Angeles, California 90025.

(12) Does not include 664,500 shares (187,500 of which are immediately exercisable warrants and 102,000 of which are immediately exercisable options) held by Andrew Tottenham, a son-in-law of Mr. Kohlenberg, as to which beneficial ownership is disclaimed. Includes 1,000 shares, and 25,000 shares and 4,000 shares, subject to non-qualified options granted to Mr. Kohlenberg under the 1993 Plan on May 22, 1995, on March 7, 1996 and 1,000 shares at the end of each calendar quarter during 1997, respectively, and 75,000 shares of Common Stock subject to incentive options granted to Mr. Kohlenberg on December 31, 1996, all of which fully vested on the dates of grant.

(13) Includes 1,000 shares and 1,000 shares of Common Stock subject to non-qualified options granted to Andrew Tottenham under the 1993 Plan on October 2, 1996 and on December 31, 1996, respectively, and 100,000 shares subject to incentive options granted to Mr. Tottenham on December 31, 1997, all of which fully vested on the dates of grant. Also includes 187,500 shares subject to immediately exercisable warrants which were granted to Mr. Tottenham on January 1, 1997. Also includes 125,000 shares of Common Stock owned by Robin Tottenham, the wife of Andrew Tottenham and the daughter of Mr. Kohlenberg, and 62,500 shares subject to immediately exercisable warrants that were granted to Mrs. Tottenham on January 1, 1997. Does not include shares owned by Mr. Kohlenberg, as set forth below, as to which beneficial ownership is disclaimed.

(14) Includes 20,000 shares, 50,000 shares and 50,000 shares of Common Stock subject to incentive options granted to Mr. Valenzano under the 1993 Plan on May 22, 1995, on December 31, 1996 and on December 31, 1997, all of which fully vested on the dates of grant.

(15) Includes 1,000 shares, 1,000 shares and 4,000 shares of Common Stock subject to non-qualified options granted to Mr. Taft under the 1993 Plan on October 2, 1996, on December 31, 1996 and 1,000 shares at the end of each calendar quarter during 1997, respectively, all of which fully vested on the dates of grant.

(16) See Notes (12), (13), (14) and (15), above.

                                EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ending December 31, 1997, 1996 and 1995 by the Chief Executive Officer(s) and Chief Financial Officer of the Company (the "Named Officers") during those periods.

                              SUMMARY COMPENSATION TABLE

                                                               Long Term
                                                              Compensation
                                                -------------------------------------
                                                 Other Annual     Stock      All Other
                                 Year   Salary      Bonus(3)   Compensation  Options(4)  Compensation(5)
                                 ----  --------  ------------  ------------  ----------  ---------------
Andrew Tottenham
President and Chief Executive
  Officer(1)                     1997  $150,000     $60,000        $--         100,000        $8,600

Stanley Kohlenberg
Former President and Chief       1997      --         --            --            --            --
  Executive Officer(2)           1996   125,000      37,500         --         100,000          --

Dominick J. Valenzano            1997    90,000      30,000         --          50,000         6,360
Chief Financial Officer          1996    90,000      18,000         --          50,000         6,360
                                 1995    90,000       --            --          20,000         4,240


----------------------

(1) Mr. Tottenham was elected President and Chief Executive Officer of the Company as of January 1, 1997.

(2) Mr. Kohlenberg served as President and Chief Executive Officer of the Company from March 6, 1996 to December 31, 1996.

(3)  Bonus amounts shown were earned with respect to each year indicated.

(4) Amounts shown represent the number of qualified stock options granted each year. All such options listed are exercisable; all of the options at December 31, 1997, were in-the-money (exercise price less than $2.00 per share), except for 20,000 options issued to Mr. Valenzano which have an exercise price of $3.125 per share.

(5) The amounts shown represent the cost of a leased automobile provided to Mr. Tottenham and Mr. Valenzano by the Company for each year indicated.

OPTION GRANTS AND EXERCISES

     The following table summarizes certain information concerning individual grants of options during fiscal 1997 to the executive officers named in the Summary Compensation Table above and the potential realizable value of the options held by such persons at December 31, 1997.

                         OPTIONS GRANTED IN FISCAL 1997

                                          INDIVIDUAL GRANTS

                                        % OF TOTAL OPTIONS
                     SHARES OF COMMON       GRANTED TO
                     STOCK UNDERLYING        EMPLOYEES       EXERCISE OF BASE
                      OPTIONS GRANTED     IN FISCAL YEAR       PRICE ($/Sh)     EXPIRATION DATE
                     ----------------   ------------------   ----------------   ---------------
Andrew Tottenham        100,000(1)            48.0%               $0.30            12/31/02
Dominick J. Valenzano    50,000(1)            24.0%               $0.30            12/31/02

----------------

(1) All of these options fully vested on the date of grant and expire five years after the date of grant.

     No options were exercised by the executive officers named in the Summary Compensation Table during fiscal 1997.

     The following table summarizes the option values held by the executive officers named in the Summary Compensation Table as of December 31, 1997.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND
                     FISCAL 1997 YEAR-END OPTION VALUE TABLE


                                                                                             VALUE OF UNEXERCISED
                                                                                                 IN-THE-MONEY
                                                      NUMBER OF UNEXERCISED                       OPTIONS AT
                                                  OPTIONS AT DECEMBER 31, 1997                 DECEMBER 31, 1997
                                          --------------------------------------------   ---------------------------
                        SHARES ACQUIRED
       NAME               ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------   ---------------   --------------   -----------   -------------   -----------   -------------
Andrew Tottenham              0                 --           102,000           0             $0             --
Dominick J. Valenzano         0                 --           120,000           0             $0             --


EMPLOYMENT AGREEMENTS

     ANDREW TOTTENHAM. Effective as of January 1, 1997, the Company entered into a five-year employment agreement with Mr. Tottenham pursuant to which he serves as the Company's President and Chief Executive Officer at an annual salary of $150,000. Mr. Tottenham will be eligible for participation in the Company's 1993 Plan, the Executive Compensation Plan, and any present or future employee benefit plans. He also will be reimbursed for reasonable travel and out-of-pocket expenses necessarily incurred in the performance of his duties. Mr. Tottenham works from the Company's offices in London, England. The Company is entitled to terminate Mr. Tottenham's employment, and its salary obligation to him, upon 30 days written notice in the event of
(i) disability (assuming there is disability insurance sufficient to pay Mr. Tottenham his full salary for the remaining term of the employment agreement), (ii) conviction of a felony, or (iii) a breach of the employment agreement. If Mr. Tottenham dies during the term of the employment agreement, his estate is entitled to three months' salary at his base salary rate on the date of death. If Mr. Tottenham is terminated for any other reason, he is entitled to three months' severance pay at his base salary rate in effect on the date of such termination.

     JAMES HARDMAN. Effective April, 15, 1997, the Company entered into a five-year employment agreement with Mr. Hardman pursuant to which he serves as President of Multiple Application Tracking Systems, Inc. ("MATS") of Colorado, a division of the Company, at an annual salary of $100,000. Mr. Hardman will be eligible for participation in the Company's 1993 Plan, the Executive Compensation Plan and any present or future employee benefit plans.
 He also will be reimbursed for reasonable travel and out-of-pocket expenses
necessarily incurred in the performance of his duties.   The Company is
entitled to terminate Mr. Hardman's employment prior to the expiration of his employment agreement in the event of (i) his willful or negligent failure to substantially perform his duties, (ii) and willful or negligent act or omission by him constituting dishonesty, fraud, malfeasance or immoral conduct injurious to the financial condition or business reputation of the Company or its affiliates, (iii) indictment for a felony, (iv) death or disability or his resignation or (v) termination of the License Agreement between Mr. Hardman and the Company dated April 15, 1997, as a result of a breach of such agreement by Mr. Hardman. In case of termination under such circumstances, Mr. Hardman is entitled to receive his base salary through the date of termination and to prompt payment of any unreimbursed business expenses; all other benefits shall cease upon such termination. The Company also may terminate Mr. Hardman's employment without cause, provided that Mr. Hardman shall be paid in a lump sum his base salary for the lesser of one year or the remainder of the term of the employment agreement, including payment for all accrued benefits and otherwise unreimbursed business expenses. Neither the Company nor Mr. Hardman may terminate the employment agreement or the License Agreement for the twenty-four (24) months following the commencement of such agreements due to reasons related to Company sales or funding and marketing levels for Company products and services. Mr. Hardman has agreed not to compete with the Company for a period of one-year following the termination of his employment agreement. Mr. Hardman works in the MATS office in Golden, Colorado.

     CHRISTOPHER MOORE. Effective February 1, 1997, the Company entered into a three-year employment agreement with Mr. Moore pursuant to which he serves as Director of Operations for the Company at any annual salary of $90,000 and a recoverable draw against incentive compensation of $20,000. Mr. Moore also received options to acquire 25,000 shares of the Company's Common Stock at the exercise price of $1.3125 per share and options to purchase 25,000 shares of Common Stock at and exercise price of $2.00 per share, all of which are exercisable on or after February 1, 1998. Mr. Moore will be eligible for participation in the Company's 1993 Plan, the Executive Compensation Plan, and any present or future employee benefit plans. He also will be reimbursed for reasonable travel and out-of-pocket expenses necessarily incurred in the performance of his duties. Mr. Moore works from the Company's offices in London, England. The Company is entitled to terminate Mr. Moore's employment, and its salary obligation to him, upon 30 days written notice in the event of (i) disability (assuming there is disability insurance sufficient to pay Mr. Moore his full salary for the remaining term of the employment agreement), (ii) conviction of a felony, or (iii) a breach of the employment agreement or a violation of Company policy. If Mr. Moore dies during the term of the employment agreement, his estate is entitled to three months' salary at his base salary rate on the date of death. If Mr. Moore is terminated for any other reason, he is entitled to three months' severance pay at his base salary rate in effect on the date of such termination.

CONSULTING AGREEMENT

     STANLEY KOHLENBERG. Effective as of January 1, 1997, the Company entered into a twenty-seven (27) month consulting agreement with Mr. Kohlenberg, pursuant to which he will advise the Company on financing its worldwide gaming operations and will identify and evaluate various business opportunities. Mr. Kohlenberg's compensation is $5,000 per month and he shall be required to work no more than eight (8) days in a calendar month. Mr. Kohlenberg also is reimbursed for travel, entertainment and out-of-pocket expenses incurred in performing consulting services. When Mr. Kohlenberg served as President and Chief Executive Officer of the Company, he was issued 100,000 options, which should have expired along with his employment by the Company; however, the Company determined to extend the options concurrent with Mr. Kohlenberg's Consulting Agreement. The Consulting Agreement also provides for certain medical and transportation benefits for Mr. Kohlenberg.

EXECUTIVE COMPENSATION PLAN

     The Executive Compensation Plan (also known as the "Management Incentive Plan") was adopted by the Board of Directors in December 1996. The Executive Compensation Plan is administered by the Company's Chief Executive Officer and Chief Financial Officer and subject to Board approval. It is designed to assist the Board in determining the appropriate annual incentive payment to eligible officers, managers and key employees for the achievement of specific, preestablished corporate, individual and discretionary objective. To participants who meet or exceed these targets, the incentive award is designed to provide a sufficient level of competitive compensation in order to reward and motivate current and future exceptional performance and to retain such performing officers, managers and other key employees and to attract new "high talent" individuals. Eligible participants in the Executive Compensation Plan include all employees who are in a position to make a clear, definitive impact on the performance of the Company and/or to improve its underlying infrastructure. Awards under the Executive Compensation Plan are granted from a pool of funds set aside from incremental profits of the Company to the extent of payment for the corporate or individual portions of any such award does not come from any specific source. At December 31, 1997, the funds set aside for the payment of the corporate and individual performance incentives totaled $129,000. Payments under the Executive Compensation Plan are based upon the employee's position within the organization, weighting of the corporate, individual and discretionary performance, the setting of objective and the determination by the Board as to whether the employee has met such objectives. In 1997, awards totaling $129,000 were made under the Executive Compensation Plan.

1993 INCENTIVE STOCK OPTION PLAN

     The purpose of the 1993 Incentive Stock Option Plan (the "1993 Plan") is to provide incentive to employees, to encourage employee proprietary interest in the Company, to encourage employees to remain in the employ of the Company and to attract to the Company individuals of experience and ability. The 1993 Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code, as amended (the "Code"), and non-qualified or compensatory options. The Company reserved 500,000 shares of Common Stock for issuance pursuant to the exercise of Options granted under the 1993 Plan, subject to adjustment. The 1993 Plan provides that, in the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the 1993 Plan and to the exercise price of outstanding options. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, participants who have held options for at least one year shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise any such options in whole or in part.

     The 1993 Plan is administered and interpreted by a committee of the Board of Directors (the "Option Committee") composed of non-employee directors. Unless sooner terminated, the 1993 Plan will be in effect until November 1, 2003, ten years from the date of the adoption of the 1993 Plan by the Board of Directors.

     Under the 1993 Plan, the Option Committee will determine, among other things, which employees will be granted options, the number of shares subject to each option, the exercise price of the option, and whether such options are to be incentive or non-qualified. The per share exercise price of all incentive stock options is required by the Code to be at least equal to the fair market value of a share of Common Stock on the date the option is granted. The exercise price of non-qualified options may not be less than the par value of the Common Stock. The Code also requires that the aggregate fair market value of the Common Stock with respect to which the options are exercisable for the first time by the optionee during any calendar year cannot exceed $100,000. Moreover, any person who owns 10.0% or more of the voting power of the Common Stock may not receive options whose exercise price is less than 110.0% of the fair market value of a share of Common Stock of the Company on the date of grant.

     Options will become vested and exercisable in the manner specified by the Option Committee. Each option or portio thereof will be exercisable at any time on or after it vests and is exercisable until ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless the termination is dues to disability, death or in the case of non-qualified options, in which case the options are exercisable twelve months after the termination of employment. However, failure to exercise options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. Options are non-transferable except by will or the laws of descent and distribution.

     Under current provisions of the Code, the federal income tax treatment of incentive stock options is as follows. An optionee who meets certain holding requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise.

     As of April 1, 1998, options to purchase 461,000 shares of Common Stock had been granted under the 1993 Plan and options to purchase 39,000 remained available to be granted thereunder.

                          CERTAIN RELATED TRANSACTIONS

     CHRYSOLITH OPERATING AGREEMENT. The Company is a member under, and party to, the Amended and Restated Regulations and Operating Agreement of Chrysolith, L.L.C., a Louisiana limited liability company, dated as of December 22, 1994 (the "Chrysolith Operating Agreement"). Lee J. Young, a former director of the Company, is the original manager of Chrysolith and holds a 33% interest in Chrysolith assets as they existed prior to the Company becoming a member of Chrysolith. The Chrysolith Operating Agreement sets forth the rights and obligations of the original members, all of whom are individuals (the "Original Members"), and the Company, which became a member later. Under this agreement, Chrysolith operates, services and maintains the Video Lottery Terminals ("VLTs") at the Gold Coin casino located in Lafayette, Louisiana, and the Company provides management, financial and consulting services. The Company receives the net operating revenues of the Gold Coin after payment of all gaming taxes payable to the State of Louisiana and payout of winnings, and pays a management fee to Chrysolith in an amount equal to its direct operating costs at the Gold Coin. The Company currently owns a 49% interest in all of Chrysolith's operations other than those attributable to the Original Member property described above. The Company's interest at the Gold Coin casino is currently involved in litigation between the landlord and the tenant of the property on which the Gold Coin is located and the tenant has recently filed a voluntary petition in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, which litigation could result in the loss of the Company's license to operate the Gold Coin.

     PRIVATE PLACEMENTS. In 1996, the Company conducted a private placement pursuant to which is sold $4.8 million principal amount of 12% Secured Convertible Senior Bonds due June 30, 1999 (the "Senior Bonds"), and warrants to purchase an aggregate of 960,000 shares of Common Stock at an exercise price of $1.00 per share (the "Warrants").

     On October 29, 1997, the Company and Value Partners, Ltd. ("Value Partners") executed a loan, which was amended on December 19, 1997 (the "First Amended Loan Agreement") under which the Company had the ability to borrow up to $4,125,000. This loan was evidenced by a Senior Secured Promissory Note (the "Promissory Note") in favor of Value Partners for up to $4,125,000 due December 1, 1998 bearing simple interest at the rate of 12%. Under the terms of the loan agreement, Value Partners was entitled to warrants to purchase share of the Company's Common Stock (the "Warrants") equal to .1714 Warrants for each dollar advanced to the Company to a maximum of 707,025 Warrants. The Warrants had an exercise price of $.50 per share and were to expire on December 31, 1999. As of February 23, 1998, Value Partners had advanced a net amount of approximately $1,288,000 ($2,088,000 advanced less $800,000 in repayments), comprised of the following: (a) on October 28, 1997, Value Partners advanced $821,000 representing a refundable escrow deposit in connection with the Company's proposed acquisition of the Casino de Zaragoza ("CDZ"), a company that holds an exclusive casino license in Zaragoza, Spain, a region of Aragon (the "Zaragoza Transaction"). The Zaragoza Transaction was not consummated, and as a result, approximately $800,000 (net of bank fees and currency exchange) was returned to Value Partners on December 21, 1997; (b) on October 29, 1997, Value Partners advanced approximately $407,000 to the Company which amount was used to repay a prior promissory note to Value Partners in the amount of $350,000 plus accrued interest of $23,000 with the balance of $34,000 used by the Company for working capital purposes; (c) on December 22, 1997, Value Partners advanced $335,000 to the Company which amount was used to pay the final scheduled quarterly payment under the note to Prime Properties, Inc. (the tenant of the property on which the Gold Coin is located) of approximately $292,000 on December 23, 1997; the balance of $43,000 was used by the Company for working capital purposes; and (d) on January 15, 1998, Value Partners advanced $525,000 to the Company which amount was used as a deposit on the Czech Transaction (described below). The Company issued warrants to purchase 220,760 shares of Common Stock at an exercise price of $.50, expiring on December 31, 1999, in connection with the funds transfer as part of the First Amended Loan Agreement through March 18, 1998.

     On March 19, 1998, the Company and Value Partners executed a Lender's Waiver and Option Agreement (the "Waiver") under which the Company borrowed $250,000 to fund the acquisition of the Bishkek Casino (the "Bishkek Note"). The Bishkek Note, which was funded on March 24, 1998, bears interest at 12% per annum and Value Partners was issued warrants to purchase 104,225 shares of the Company's Common Stock at an exercise price of $.01 per share which expire on March 31, 2008. Under the terms of the Bishkek Note, the Company will repay the principal and accrued interest in twelve monthly installments starting May 1, 1998 from the Company's 60% share of the operating profits of the Bishkek Casino.

     On March 31, 1998, the Company acquired substantially all of the voting and non-voting ownership interests of 21st Century Resorts a.s., a Czech Republic joint stock company ("Resorts") and Resorts' subsidiaries, LMJ Casino Rozvadov a.s., a Czech Republic joint stock company ("LMJCR"), LMJ Slots s.r.o., a Czech Republic limited liability company ("LMJS") and Atlantic Properties s.r.o., a Czech Republic limited liability company ("Atlantic") and certain assets of Gameway Leasing Limited, a Gibraltar company limited by shares ("Gameway") and Monarch Leasing Limited, a Gibraltar company limited by shares ("Monarch") for a net purchase price of U.S.$10,340,685.59. The Company obtained the funds for the acquisition through various financial arrangements, described below.

     On March 31, 1998, the Company, with the assistance of Libra Investments, Inc., Los Angeles, California, acting as placement agent ("Libra"), borrowed $17.0 million from thirteen sophisticated, accredited investors (the "Investors") in a private placement. (See Exhibits 2(ii) and 2(iii)). The loan is represented by 12% Senior Secured Notes (the "Notes") issued pursuant to an indenture by and among the Company, TWG International U.S. Corporation ("TIUC"), TWG Finance Corp. ("TFC") (both wholly owned subsidiaries of the Company) and U.S. Trust Company of Texas, N.A., acting as indenture trustee (the "Indenture Trustee"). TIUC was recently organized by the Company to hold the equity interests of Resorts and its subsidiaries and TFC was recently organized to act as a financing and collateral vehicle for the Investors in order to facilitate the collateralization of the loan under Czech law (a separate indenture was entered into between TIUC and the Indenture Trustee pursuant to which TFC holds a $17.0 million note which represents the same, and not additional, debt as represented by the Notes. The Notes are secured directly by a pledge of all of the stock of TIUC and TFC and indirectly by a pledge of 66% of the stock of certain of TIUC's subsidiaries, including Resorts.) The Notes accrue interest and are payable semi-annually, mature on March 31, 2005 and rank PARI PASSU with the Company's other outstanding unsecured and unsubordinated indebtedness. The Notes also require mandatory prepayments based upon excess cash flow generated by TIUC from the operation of the Czech casinos.

     In addition to the Notes, each Investor received a proportionate share of warrants to purchase approximately 7.1 million shares of the Company's Common Stock (the "Warrants"), representing 40% of the Company's fully diluted outstanding Common Stock. The Warrants have an exercise price of $.01 per share and expire on March 31, 2008. The proceeds of the private placement were used to acquire the equity interests described above and will be used to fund improvements in the existing casinos and fund plans for the development of a casino on the Znojmo property (together, $12.6 million), retire the debt to Value Partners under the First Amended Loan Agreement ($1.3 million), pay the fees and expenses of the private placement ($1.4 million, including $703,088 to Libra in cash plus warrants to acquire 354,374 shares at $.01 per share to expire on March 31, 2008; and for working capital ($1.7 million). The indenture contains significant financial and other restrictive covenants relating to the business of the Company and TIUC.

     As a condition to the private placement, the Company was required to renegotiate the terms and conditions of the Senior Bonds. On March 25, 1998, the Company and the holders of the Senior Bonds agreed to amend such indebtedness to provide: (i) the principal and interest obligations will be payable only from excess cash flow generated primarily from the Louisiana operations and secondarily from the Bishkek operations; (ii) the maturity date was extended to December 31, 2005; (iii) the ability to convert the Senior Bonds into the Company's Common Stock at $2.50 per share through June 30, 1998 and at $3.125 per share from July 1, 1998 to June 30, 1999 was terminated; and (iv) the holders of the Senior Bonds received warrants replacing the outstanding warrants and warrants issued in consideration of the termination of the conversion rights to purchase, in the aggregate, 4,160,000 shares of the Company's Common Stock at an exercise price of $1.00 and $1.50 per share, respectively, to expire on December 31, 2005.

     On March 25, 1998, the Company also renegotiated the terms of certain warrants to purchase 499,895 shares of the Company's Common Stock owned by Mr. Christopher P. Baker and certain of his affiliates ("Baker"). In consideration of the elimination of certain anti-dilution provisions in said warrants, the Company issued to Baker amended warrants to purchase 2,051,912 shares of the Company's Common Stock at $.01 per share (such warrants include, and are not in addition to, the original warrants to purchase 499,895 shares of the Company's Common Stock) which warrants expire on June 30, 2002.

     (The descriptions of the agreements set forth above are, by necessity, only summaries thereof and do not purport to be complete. Reference is made to the full texts of such agreements, which have been filed with the Securities and Exchange Commission on April 14, 1998 as Exhibits to the Company's Current Report on Form 8-K.)

     MANAGEMENT AGREEMENTS. In April 1994, the Company acquired for $49,000 a 49% ownership interest in Monarch Casinos, Inc. of Louisiana, a Louisiana-licensed video gaming device operator founded in December 1993 ("Monarch"). Prior to June 1, 1994, Monarch had very limited operations. From June 1, 1994 to October 18, 1994, Monarch operated a truck stop at the Woodlands, initially pursuant to an agreement with its previous owners.
Since the acquisition, in October 1994, of the Woodlands by Trans World Gaming of Louisiana, Inc. the Company removed Monarch from the operations of the Gold Coin and Woodlands and continued to pay a monthly management fee to Monarch, under the terms of the management agreement dated September 21, 1994. In June 1995, Monarch offered to terminate and settle the early termination of the management agreements between the Company and Monarch. In March 1996, the Company learned that as of July 1, 1995, Monarch's operator's license under Louisiana law had lapsed and was no longer in force. Pursuant to the management agreements between Monarch and the Company, such a failure to renew or other termination of the establishment license resulted in a breach of the agreements and the Company terminated the agreements effective March 14, 1996. As a result of such termination, on November 6, 1997, the Company was sued for breach of contract by Monarch and Michael A. Edwards in the 15th Judicial District Court, Lafayette Parish,

Louisiana, for compensatory damages of approximately $2.2 million and punitive charges of $11.1 million. The Company believes that these claims are wholly without merit and intends to vigorously defend this action.

     TOTTENHAM ACQUISITION. Pursuant to a Stock Purchase Agreement dated as of January 1, 1997 between the Company and Andrew and Robin Tottenham, the shareholders of Art Marketing, Ltd. d/b/a Tottenham & Co., a United Kingdom corporation ("AML"), the Company acquired 100% of the outstanding shares of capital stock of AML. In exchange for such AML shares, the Company paid to the AML shareholders the following consideration: (i) an aggregate of 500,000 shares of the Company's Common Stock, all of which shares are "restricted" with respect to resale, (ii) warrants to purchase, in the aggregate, 250,000 additional shares of the Company's Common Stock, which warrants are exercisable for five years at a price of $.5938 per share, and which have seven-year piggyback registration rights, and (iii) two unsecured promissory notes in the aggregate principal amount of $200,000 due January 1, 2002, plus interest, which notes, beginning January 1, 1998, are convertible at the option of the holders into Common Stock of the Company at a price of $1.00 per share. The business of AML is to provide international gaming consulting services. As a result of the transaction, Andrew Tottenham is the beneficial owner of approximately 25.1% of the Company's Common Stock and consequently filed a Schedule 13D with the Securities and Exchange Commission. In this transaction, Robin Tottenham, Mr. Tottenham's spouse, became beneficial owner of approximately 6.0% of the Company's Common Stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on review of the copies of such reports furnished to the Company during, or with respect to, the period ended December 31, 1997, and based on representations by such persons, all of the Company's executive officers, directors and certain of the Company's greater than 10% shareholders complied with all Section 16(a) filing requirements in a timely manner. The Company believes that the following stockholders have failed to file required reports: Anasazi Partners Limited Partnership, to the Company's knowledge, has failed to file any Forms 3, 4 or 5 with respect to warrants held and New Generation Limited Partnership, to the Company's knowledge, has failed to file any Forms 3, 4 or 5 with respect to warrants held.

                  PROPOSAL TO ADOPT THE 1998 STOCK OPTION PLAN

GENERAL

     On April 10, 1998, the Board of Directors adopted the 1998 Stock Option Plan which is designed to attract and retain qualified officers and other employees, provide officers and other employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward officers and other employees for outstanding performance. The 1998 Stock Option Plan provides for the grant of incentive stock options ("incentive stock options") intended to comply with the requirements of
Section 422 of the Code and non-qualified or compensatory stock options (the incentive stock options and the non-qualified options, together, the "options"). The Board of Directors believes that the 1998 Stock Option Plan is necessary because only options to purchase 39,000 remain available to be granted under the 1993 Plan and it will continue to motivate Company employees to perform well. Accordingly, the Board of Directors believes that the 1998 Stock Option Plan is in the best interest of the Company and its shareholders.

DESCRIPTION OF THE 1998 STOCK OPTION PLAN

     The following description of the 1998 Stock Option Plan is a summary of its terms and is qualified in its entirety by reference to the 1998 Stock Option Plan, a copy of which is attached hereto as Appendix A.

ADMINISTRATION

     The 1998 Stock Option Plan will be administered and interpreted by the Compensation Committee of the Board of Directors (the "Option Committee") which is composed of non-employee directors.

STOCK OPTIONS

     Under the Stock Option Plan, the Option Committee will determine, among other things, which officers and other employees will be granted options, the performance goals which must be met to receive options, the number of shares subject to each option, the exercise price of the option, whether such options may be exercised by delivering other shares of Common Stock or other consideration and when such options become exercisable. The per share exercise price of incentive stock options is required by the Code to be at least equal to the fair market value of a share of Common Stock on the date the option is granted. Compensatory or non-qualified options may have an exercise price no less than 85% of the fair market value of a share of Common Stock on the date of grant. The Code also requires that the aggregate fair market value of the Common Stock with respect to which the incentive stock options are exercisable for the first time by the optionee during any calendar year cannot exceed $100,000. Moreover, any person who owns 10.0% or more of the voting power of the Common Stock may not receive incentive stock options whose exercise price is less than 110.0% of the fair market value of a share of Common Stock of the Company on the date of grant.

     Options will become vested and exercisable in the manner specified by the Option

Committee and all options will become fully vested and exercisable in the event of a change in control of the Company, as defined in the 1998 Stock Option Plan. Each option or portion thereof will be exercisable at any time on or after it vests and is exercisable until ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless extended by the Option Committee to a period not to exceed five years from such termination. However, failure to exercise options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. Incentive stock options are non-transferable except by will or the laws of descent and distribution; compensatory or non-qualified stock options may be transferred to an optionee's spouse, lineal descendants, ascendants or to a trust established for the benefit of one of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

     NUMBER OF SHARES COVERED BY THE 1998 STOCK OPTION PLAN. A total of 2,000,000 shares of Common Stock has been reserved for issuance pursuant to the 1998 Stock Option Plan. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the 1998 Stock Option Plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of the Common Stock outstanding.

     AMENDMENT AND TERMINATION OF THE 1998 STOCK OPTION PLAN. Unless sooner terminated, the 1998 Stock Option Plan shall continue in effect for a period of ten years from the effective date, which is April 10, 1998, the date the 1998 Stock Option Plan was adopted by the Board and became effective by its terms. Termination of the 1998 Stock Option Plan shall not affect any previously granted options. The Board of Directors may at any time terminate or amend the 1998 Stock Option Plan with respect to any shares of Common Stock as to which options have not been granted, subject to any required shareholder approval.

     FEDERAL INCOME TAX CONSEQUENCES. Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory or non-qualified stock options is different. As regards to incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise. With respect to compensatory or non-qualified stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee.

     In the event a compensatory or non-qualified stock option is issued that has an exercise price as of the date of grant which is substantially lower than the fair market value of the underlying Common Stock so that the tendering of the exercise price is not considered a substantial obstacle to the ultimate receipt of the underlying Common Stock, the Internal Revenue Service may deem the underlying stock to have been constructively received by the optionee in which case the optionee will be treated as having exercised the option and the tax consequence will be the same as discussed above.

     The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     ACCOUNTING TREATMENT. So long as an option is granted at fair market value on the date of grant, neither the grant nor the exercise of an incentive stock option or a compensatory or non-qualified stock option under the 1998 Stock Option Plan currently requires any charge against earnings under generally accepted accounting principles. If a non-qualified option has an exercise price of less than fair market value, the Company would be required to accrue a charge of compensation. In certain circumstances, shares issuable pursuant to outstanding options under the 1998 Stock Option Plan might be considered outstanding for purposes of calculating diluted earnings per share.

     SHAREHOLDER APPROVAL. No options will be granted under the 1998 Stock Option Plan unless the 1998 Stock Option Plan is approved by shareholders. Shareholder ratification of the 1998 Stock Option Plan will satisfy certain Nasdaq market listing and tax requirements.

     OPTIONS TO BE GRANTED. No options have been granted to date under the 1998 Stock Option Plan and no determination has been made at this time regarding the amount or timing of options to be made under the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE 1998 STOCK OPTION PLAN.

                         ADJOURNMENT OF ANNUAL MEETING

     Each proxy solicited hereby requests authority to vote for an adjournment of the Annual Meeting, if an adjournment is deemed to be necessary. The Company may seek an adjournment of the Annual Meeting for not more than 60 days in order to enable the Company to solicit additional votes in favor of the proposal to adopt the 1998 Stock Option Plan in the event that such proposal has not received the requisite vote of stockholders at the Annual Meeting and such proposal has not received negative votes with respect to a majority of the total votes represented at the Annual Meeting. If the Company desires to adjourn the meeting with respect to the foregoing proposal, it will request a motion that the meeting be adjourned for up to 60 days with respect to such proposal (and solely with respect to such proposal, provided that a quorum is present at the Annual Meeting), and no vote will be taken on such proposal at the originally scheduled Annual Meeting. Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the Annual Meeting will continue to be valid for any adjournment of the Annual Meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

     Any adjournment will permit the Company to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to such proposal. Such an adjournment would be disadvantageous to stockholders who are against the proposal, because an adjournment will give the Company additional time to solicit favorable votes and thus increase the chances of passing such proposal.

     If a quorum is not present at the Annual Meeting, no proposal will be acted upon and the Board of Directors of the Company will adjourn the Annual Meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to stockholders.

     An adjournment for up to 60 days may require either the setting of a new record date or the giving of additional notice of the adjourned meeting as in the case of an original meeting. The Company has no reason to believe that an adjournment of the Annual Meeting will be necessary at this time.

     BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE 1998 STOCK OPTION PLAN, AS DISCUSSED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE POSSIBLE ADJOURNMENT OF THE ANNUAL MEETING.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Pannell Kerr and Forster, P.C. ("PKF"), independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 1998. Representatives of PKF, the independent certified public accountants who served as the auditors of the Company for the fiscal year ended December 31, 1997, are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to questions.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Shareholders of the Company, must be received at the principal executive offices of the Company, One Penn Plaza, Suite 1503, New York, New York 10119-0002, Attention: Secretary, no later than Monday, December 21, 1998.
If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it will be included in the Company's Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is suggested that any such proposals be sent by certified mail, return receipt requested.

                                 OTHER BUSINESS

     The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                        ANNUAL REPORT AND FINANCIAL STATEMENTS

     Shareholders of the Company as of the Voting Record Date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Shareholders for the twelve months ended December 31, 1997 (the "Annual Report"). Included in the Annual Report are the consolidated statements of financial condition of the Company as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, and the related report of the Company's independent public accountants. The Annual Report is not a part of this Proxy Statement.

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF THE VOTING RECORD DATE, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: TRANS WORLD GAMING CORP., ONE PENN PLAZA, NEW YORK, NEW YORK 10119-0002; ATTN: SHAREHOLDER INFORMATION. THE ANNUAL REPORT ON FORM 10-KSB IS NOT A PART OF THIS PROXY STATEMENT.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Dominick J. Valenzano
                                       Dominick J. Valenzano
                                       Chief Financial Officer & Treasurer

April 20, 1998
New York, New York

                                                                  APPENDIX A

                            TRANS WORLD GAMING CORP.
                             1998 STOCK OPTION PLAN

                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

     Trans World Gaming Corp. (the "Company") hereby establishes this 1998 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                              PURPOSE OF THE PLAN

     The purpose of this Plan is to improve the growth and profitability of the Company by providing Employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company, and rewarding those Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

                                  ARTICLE III
                                  DEFINITIONS

     3.01 "Board" means the Board of Directors of the Company.

     3.02 "Code" means the Internal Revenue Code of 1986, as amended.

     3.03 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, each of whom shall be a "non-employee director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto.

     3.04 "Common Stock" means shares of the common stock, $.001 par value per share, of the Company.

     3.05 "Disability" means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

     3.06 "Effective Date" means the date upon which the Board approves this Plan.

     3.07 "Employee" means any person who is employed by the Company.

     3.08 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     3.09 "Fair Market Value" shall be equal to the fair market value per share of the Company's Common Stock on the date an Option is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices that day on the principal market then in use, or if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Board in good faith.

     3.10 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

     3.11 "Non-Qualified Stock Option" means any Option granted under this Plan which is not an Incentive Stock Option.

     3.12 "Officer" means an Employee whose position in the Company is that of a corporate officer, as determined by the Board.

     3.13 "Option" means a right granted under this Plan to purchase Common
Stock.

     3.14 "Optionee" means an Employee or former Employee to whom an Option is granted under the Plan.

     3.15 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Company or as otherwise determined by the Committee.

     3.16 "Stock Option Agreement" means the written agreement pursuant to
Section 8.01 hereof that sets forth the terms, conditions, restrictions and privileges for an Incentive Stock Option.

                                     -A2-

                                  ARTICLE IV
                          ADMINISTRATION OF THE PLAN

     4.01 DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority in its absolute discretion to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which
(i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 12.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Option, if applicable, from securities brokers and dealers, and
(iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Option shall be final and binding.

     4.02 APPOINTMENT AND OPERATION OF THE COMMITTEE. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a "non-employee director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at the next regularly scheduled meeting of the Board following each meeting of the Committee.

     4.03 REVOCATION FOR MISCONDUCT. The Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses).

                                     -A3-

     4.04 LIMITATION ON LIABILITY. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Options granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify him to the extent permitted by the Company's Articles of Incorporation and Bylaws and by the Nevada General Corporation Law.

     4.05 COMPLIANCE WITH LAW AND REGULATIONS. All Options granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

     4.06 RESTRICTIONS ON TRANSFER. The Company may place a legend upon any certificate representing shares acquired pursuant to an Option granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                   ARTICLE V
                                  ELIGIBILITY

     Options may be granted to such Employees of the Company as may be designated from time to time by the Committee, pursuant to guidelines, if any, which may be adopted by the Committee from time to time.

                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

     6.01 OPTION SHARES. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article IX, shall be 2,000,000 shares of Common Stock. None of such shares shall be the subject of more than one Option at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Options had been previously granted with respect to such shares.

     6.02 SOURCE OF SHARES. The shares of Common Stock issued under the Plan may be

                                     -A4-
authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources for use under the Plan.

                                  ARTICLE VII
                               DETERMINATION OF
                        OPTIONS, NUMBER OF SHARES, ETC.

     The Committee shall, in its discretion, determine from time to time which Employees will be granted Options under the Plan, the number of shares of Common Stock subject to each Option, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee, his present and potential contributions to the growth and success of the Company, his salary and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

                                  ARTICLE VIII
                                    OPTIONS

     Each Option granted hereunder shall be on the following terms and conditions:

     8.01 STOCK OPTION AGREEMENT. The proper Officers or a member of the Committee on behalf of the Company and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Stock Option or an Incentive Stock Option and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

     8.02 OPTION EXERCISE PRICE.

          (a)  INCENTIVE STOCK OPTIONS.   The per share price at which the
subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

          (b) NON-QUALIFIED STOCK OPTIONS. The per share price at which the Common Stock may be purchased upon exercise of a Non-Qualified Stock Option shall be no less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

                                     -A5-

     8.03  VESTING AND EXERCISE OF OPTIONS

          (a) GENERAL RULES. Incentive Stock Options and Non-Qualified Stock Options granted to Employees shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Employee's employment with the Company is terminated for any reason other than his death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

          (b) VESTING UPON TERMINATION OF EMPLOYMENT, DEATH, DISABILITY OR RETIREMENT. Unless the Committee shall specifically state otherwise at the time an Option is granted, only those Options granted to Employees under this Plan which are vested and exercisable on the date an Optionee terminates his employment with the Company because of his termination of employment under certain circumstances as set forth in the Optionee's Stock Option Agreement, or because of his death, Disability or Retirement shall be vested and exercisable by the Optionee thereafter as set forth in Section 8.04.

          (c) ACCELERATED VESTING FOR CHANGES IN CONTROL. Notwithstanding the general rule described in Section 8.03(a), all outstanding Options shall become immediately vested and exercisable in the event there is a change in control of the Company. A "change in control of the Company" for this purpose shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor thereto, whether or not the Company in fact is required to comply with Regulation 14A thereunder.

     8.04  DURATION OF OPTIONS.

          (a) GENERAL RULE. Except as provided in Sections 8.04(b) and 8.09, each Option granted to Employees shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Optionee ceases to be employed by the Company, unless the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment from three (3) months to a period not exceeding five (5) years.

          (b) EXCEPTION FOR TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. If an Employee dies while in the employ of the Company or terminates employment with the Company as a result of Disability or Retirement without having fully exercised his Options, the Optionee or his legal representative or guardian, or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death, Disability or Retirement, to exercise such Options to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Option be exercisable within six (6) months after the date of grant or more than ten
(10) years from the date it was granted.

                                     -A6-

     8.05 NONASSIGNABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee would have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

     8.06 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

     8.07 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Company upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee in cash or, at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. Notwithstanding the foregoing payment may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

     8.08 VOTING AND DIVIDEND RIGHTS. No Optionee shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Company's shareholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

     8.09 ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

          (a) $100,000 LIMITATION. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company,

                                     -A7-
shall not exceed $100,000.

          (b) LIMITATION ON TEN PERCENT SHAREHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to shareholders of the Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

          (c) NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. An Optionee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

                                     -A8-

                                  ARTICLE IX
                        ADJUSTMENTS FOR CAPITAL CHANGES

     The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Option relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each recipient of an Option shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.

                                  ARTICLE X
                    AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Options have not been granted, subject to any required shareholder approval or any shareholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted or awarded under this Plan as specifically authorized herein.

                                  ARTICLE XI
                              EMPLOYMENT RIGHTS

     Neither the Plan nor the grant of any Options hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee of the Company to continue in such capacity.

                                     -A9-

                                  ARTICLE XII
                                  WITHHOLDING

     12.01 TAX WITHHOLDING. The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Optionee to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Option. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

     12.02 METHODS OF TAX WITHHOLDING. The Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Option and/or by the Optionee's delivery of previously owned shares of Common Stock or other property.

                                  ARTICLE XIII
                        EFFECTIVE DATE OF THE PLAN; TERM

     13.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the Effective Date, and Options may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Company at a meeting of shareholders of the Company held within twelve (12) months before or after the Effective Date.

     13.02 TERM OF PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Options previously granted and such Options shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                  ARTICLE XIV
                                 MISCELLANEOUS

     14.01 GOVERNING LAW. To the extent not governed by Federal law, this Plan shall be construed under the laws of the State of Nevada.

     14.02 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

                                     -A10-

                                REVOCABLE PROXY
                            TRANS WORLD GAMING CORP.

                        ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 26, 1998

     The undersigned, being a shareholder of Trans World Gaming Corp. (the "Company") as of April 9, 1998, hereby authorizes Stanley Kohlenberg and Andrew Tottenham or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's principal offices, located at One Penn Plaza, Suite 1503, New York, New York 10119-0002, on Tuesday, May 26, 1998 at 2:00 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.   ELECTION OF DIRECTORS

Nominees for a one-year term: Julio Heurtematte Jr., Stanley Kohlenberg, Malcolm
                              M. B. Sterrett, Richard R. Taft, Andrew Tottenham and Dominick J. Valenzano

                FOR                            WITHHOLD
                                              AUTHORITY

     NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME. UNLESS AUTHORITY TO VOTE FOR ALL OF THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EACH NOMINEE WHOSE NAME IS NOT STRUCK.

2.   Proposal to Approve the 1998 Stock Option Plan.

           FOR                       AGAINST                     ABSTAIN

3.   Proposal to Approve adjournment of the Annual Meeting, if necessary.

           FOR                       AGAINST                     ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 1998 AND AT ANY ADJOURNMENT THEREOF AND SHALL REMAIN VALID UNTIL SUCH TIME.

     SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE 1998 STOCK OPTION PLAN, FOR ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

                                       PLEASE BE SURE TO SIGN AND DATE THIS
                                       PROXY IN THE SPACE BELOW.

                                       Date:                           , 1998
                                            ---------------------------

                                       --------------------------------------
                                                    (signature)

                                       --------------------------------------
                                                    (signature)

     PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                       2